                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM SB-2/A
                                 Amendment No. 2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             New Paltz Capital Corp.
                             -----------------------
                 (Name of small business issuer in its charter)

NEVADA                                        88 - 0490890
-----------------------------                 ---------------------------
(State or jurisdiction of                     (I.R.S.  Employer
incorporation or organization)                Identification No.)

 2360 Palmerston Avenue, Vancouver, British Columbia, CA  V7V2W1 (604) 926-2859
 ------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

 2360 Palmerston Avenue, Vancouver, British Columbia, CA  V7V2W1 (604) 926-2859
 ------------------------------------------------------------------------------
       (Address of principal place of business or intended principal place of business)

          Michael A. Cane, Esq., Cane and Co., LLC, 2300 W. Sahara Blvd.,
               Suite 500 - Box 18, Las Vegas, NV 89102 (702)312-6255
 ------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.     |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.     |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.     |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the  following  box.     |__|

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
TITLE OF EACH                      PROPOSED         PROPOSED
CLASS OF                           MAXIMUM          MAXIMUM
SECURITIES                         OFFERING         AGGREGATE       AMOUNT OF
TO BE            AMOUNT TO BE      PRICE PER        OFFERING        REGISTRATION
REGISTERED       REGISTERED        UNIT (1)         PRICE           FEE  (2)
--------------------------------------------------------------------------------
Common Stock     1,414,500 shares     $0.11         $155,595          $38.90
--------------------------------------------------------------------------------
(1)  Based on last sales price on May 5,2001.
(2) The registration fee is calculated in accordance with Rule 457(o) of Regulation C based on the maximum offering price of the securities registered.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                          COPIES OF COMMUNICATIONS TO:
                    Michael A. Cane, Esq., Cane and Co., LLC
              2300 W. Sahara Blvd., Suite 500, Las Vegas, NV 89102
                                 (702) 312-6255

                  SUBJECT TO COMPLETION, Dated February 6, 2002



                                   PROSPECTUS


                             NEW PALTZ CAPITAL CORP.
                                1,414,500 SHARES
                                  COMMON STOCK
                                ----------------


The selling shareholders named in this prospectus are offering all of our shares of common stock offered through this prospectus. The shares were acquired by the selling shareholders directly from us in a private offering of our common stock that was exempt from registration under the US securities laws. We have set an offering price for these securities of $0.11 per share.


Our  common  stock is presently not traded on any market or securities exchange.


--------------------------------------------------------------------------------
             Offering Price   Commissions      Proceeds to Selling Shareholders
                                               Before Expenses and
                                               Commissions

Per Share    $0.11            Not Applicable    $0.11

Total        $155,595         Not Applicable    $155,595

--------------------------------------------------------------------------------

                                ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 5 - 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                                ----------------



                The Date Of This Prospectus Is: February 6, 2002

                                TABLE OF CONTENTS
                                                                     PAGE
                                                                     ----
Summary ................................................................  4
Risk Factors ...........................................................  5
If We Do Not Obtain Additional Financing,
     Our Business Will Fail ............................................  5
If  We  Complete  A  Financing  Through
     The  Sale  Of  Additional  Shares  Of
     Our  Common  Stock,  Then  Shareholders
     Will  Experience  Dilution ........................................  5
If  We  Do  Not  Conduct  Mineral  Exploration
     On  Our  Mineral  Claims Or  Pay  Fees  In
     Lieu Of Mineral Exploration, Then Our Mineral
     Claims  Will  Lapse ...............................................  5
Because We Have Not Commenced Business Operations, We Face
     A  High  Risk  of  business  failure ..............................  6
Because We Anticipate Our Operating Expenses Will Increase Prior
     To Our Obtaining Revenues, We Expect Significant Losses
     Prior to any Profitability ........................................  6
Because Of The Speculative Nature Of Exploration Of
     Mining Properties, There  Is  Substantial  Risk
     That  No  Commercially Exploitable Minerals
     Will  Be  Found  And  Our  Business  Will  Fail ...................  6
Because  Of  The  Inherent  Dangers  Involved  In
     Mineral  Exploration, There Is  A  Risk
     That  We  May  Incur  Liability  Or  Damages
     As We Conduct Our Business ........................................  6
Even  If  We  Discover  Commercial  Reserves  Of
     Precious  Metals  On  Our  Mineral  claims,
     We  May  Not  Be  Able  to  Successfully
     Obtain  Commercial  Production ....................................  7
Because  Of  Our  Limited  Resources  And  The
     Speculative  Nature  Of  Our  Business,
     There  Is  A  Substantial  Doubt  As  To
     Our  Ability  To Continue As  A  Going  Concern ...................  7
If  We  Are  Unable  To  Hire  And  Retain
     Key  Personnel,  We  May  Not  Be
     Able  To  Implement  Our  Business
     Plan And Our Business Will Fail ...................................  7
Because  Our  Sole  Executive  Officer  Does  Not
     Have  Formal  Training Specific  To  The
     Technicalities  Of  Mineral  Exploration,  There
     Is A Higher  Risk  Our  Business  Will  Fail ......................  7
Because  Our  Sole  Executive  Officer  Has  Other
     Business  Interests,  He  May  Not  Be  Able  Or
     Willing  To  Devote  A  Sufficient Amount Of Time
     To  Our  Business  Operations,  Causing  Our
     Business  To  Fail ................................................  8
Because  We  Will  Be  Subject  To  Compliance
     With  Government  Regulation,  Our  Anticipated
     Cost  Of  Our  Exploration  Program  May  Increase ................  8
If  A  Market  For  Our  Common  Stock  Does  Not
     Develop, Our Investors Will Be  Unable  To  Sell
     their  Shares .....................................................  8
If  A  Market  For  Our Common Stock Develops, Our
     Stock Price May Be Volatile .......................................  8
If  The  Selling  Shareholders  Sell  A  Large
     Number  Of  Shares All At Once Or  In  Blocks,
     The  Price Of Our Shares Would Most Likely Decline ................  9
Because  Our  Stock  Is  Penny  Stock,  Shareholders
     Will  Be  Limited  In  Their  Ability  To  Sell
     Their  Stock ......................................................  9

Use  of  Proceeds ......................................................  9
Determination  of  Offering  Price .....................................  10
Dilution ...............................................................  10
Selling  Shareholders ..................................................  10
Plan  of  Distribution .................................................  15
Legal  Proceedings .....................................................  16
Directors, Executive Officers, Promoters and Control Persons ...........  16
Security Ownership of Certain Beneficial Owners and Management .........  18
Description  of  Securities ............................................  18
Interest  of  Named  Experts  and  Counsel .............................  20
Disclosure of Commission Position of Indemnification
     for Securities Act Liabilities ....................................  20
Organization  Within  Last  Five  Years ................................  20
Description  of  Business ..............................................  21
Plan  of  Operations ...................................................  26
Description  of  Property ..............................................  28
Certain  Relationships  and  Related  Transactions .....................  28
Market  for  Common  Equity  and  Related  Stockholder  Matters ........  29
Executive  Compensation ................................................  31
Financial  Statements ..................................................  32
Changes  in  and  Disagreements  with  Accountants .....................  32
Available  Information .................................................  33


Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    SUMMARY


New  Paltz  Capital  Corp.

We are in the business of mineral exploration. To date, we have relied upon the mineral exploration of others and only recently commenced our mineral exploration activities. We purchased eight mineral claims located in the Eureka Mining District of the State of Arizona from Mr. Laurence Sookochoff in September 2000. We refer to these mineral claims as the Oro Dinero mineral claims. We own a 100% interest in the Oro Dinero mineral claims.

Our plan of operations is to conduct mineral exploration activities on the Oro Dinero mineral claims in order to assess whether these claims possess commercially exploitable gold mineral reserves. We have completed the first phase of a staged exploration program on our mineral properties. Our plan of operations is to proceed to the second phase of stage one of this exploration program. Our proposed exploration program is designed to explore for commercially exploitable deposits. We have not, nor has any predecessor, identified any commercially exploitable reserves of gold on these mineral claims. We are an exploration stage company and there is no assurance that a commercially viable mineral deposit exists on our mineral claims.

 Since our company is in the exploration stage, we have not yet realized any revenues from our planned operations. As of September 30, 2001, we had $28,471 in cash on hand, which is also the amount of our total tangible assets, and no liabilities. Accordingly, our working capital position as of September 30, 2001 was $28,471. Since our inception through September 30, 2001, we have incurred a net loss of $11,479. We attribute our net loss to having no revenues to offset our expenses such as mineral and property acquisition and exploration costs and professional fees. We have sufficient funds to take us through phases one and two of stage one of our exploration program. However, our working capital is not sufficient to enable us to complete the final phase of stage one of our exploration program or the remaining two stages of our exploration program. Accordingly, we will require additional financing in order to complete the full three stage exploration program discussed more fully in the Description of Business section of this document.

We were incorporated on March 14, 2000 under the laws of the state of Nevada. Our principal offices are located at 2360 Palmerston Avenue Vancouver, British Columbia, Canada V7V 2W1. The telephone number of our principal executive office is (604) 926-2859.


The  Offering

Securities  Being  Offered:     Up  to 1,414,500 shares of common stock at $0.11
                                per  share.

Offering Price and Alternative
Plan  of  Distribution          The offering price is $0.11 per share.  We
                                intend to apply for the trading of our common stock on the Over-The-Counter Bulletin Board upon our becoming a reporting company under the Securities Exchange Act of 1934. If our stock becomes so traded, the actual price of sale will be determined by market factors.

Minimum Number of Shares        None.
To Be Sold in This Offering

Securities  Issued
And  to  be  Issued             6,414,500 shares of our common stock are
                                issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds                 We will not receive any proceeds from the
                                sale of the common stock by the selling shareholders.


                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

           RISKS RELATED TO OUR FINANCIAL CONDITION AND BUSINESS MODEL

If  We  Do  Not  Obtain  Additional  Financing,  Our  Business  Will  Fail

Our current operating funds are less than necessary to complete the exploration of our mineral claims, and therefore we will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income. We have completed the first phase of stage one and we have sufficient funds to carry out phase two of stage one of the recommended exploration program on our mineral claims. However, we will require additional financing in order to complete the recommended exploration program in full. We do not currently have any arrangements for financing and we may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including market prices for gold, investor acceptance of our mineral claims, and investor sentiment. These factors may adversely affect the timing, amount, terms or conditions of any financing that we may obtain or make any additional financing unavailable to us.

If We Complete A Financing Through The Sale Of Additional Shares Of Our Common Stock, Then Shareholders Will Experience Dilution

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution to existing shareholders.

If We Do Not Conduct Mineral Exploration On Our Mineral Claims Or Pay Fees In Lieu Of Mineral Exploration, Then Our Mineral Claims Will Lapse

We must complete mineral exploration work on our mineral claims and make filings with the Bureau of Land Management of the Department of the Interior regarding the work completed or pay maintenance fees in lieu of completing work on our claims. If we do not conduct any mineral exploration on our claims or make the required payments in lieu of completing mineral exploration, then our claims will lapse and we will lose all interest that we have in these mineral claims. The expiry date of our mineral claims is currently August 31, 2002.

Because We Have Not Commenced Business Operations, We Face A High Risk Of Business Failure

We have only recently begun the initial stages of exploration of our mineral claims, and thus have no way to evaluate the likelihood that we will be able to operate our business successfully. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Because We Anticipate Our Operating Expenses Will Increase Prior To Our Obtaining Revenues, We Expect Significant Losses Prior To Any Profitability

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. If we are unable to generate significant revenues from the exploration of our mineral claims and the production of minerals thereon, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we may not be able to generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because Of The Speculative Nature Of Exploration Of Mining Properties, There Is Substantial Risk That No Commercially Exploitable Minerals Will Be Found And Our Business Will Fail

The search for valuable minerals as a business is extremely risky. Our mineral claims may not contain commercially exploitable reserves of gold. Exploration for minerals is a speculative venture necessarily involving substantial risk.
The expenditures to be made by us in the exploration of our mineral claims may not result in the discovery of commercial quantities of ore. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

Because Of The Inherent Dangers Involved In Mineral Exploration, There Is A Risk That We May Incur Liability Or Damages As We Conduct Our Business

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

Even If We Discover Commercial Reserves Of Precious Metals On Our Mineral claims, We May Not Be Able to Successfully Obtain Commercial Production

Our mineral claims do not contain any known mineral reserves. If our exploration programs are successful in establishing reserves of commercial tonnage and grade, we will require additional funds in order to place the mineral claims into commercial production. At this time, we can provide no assurance to investors that we will be able to do so.

Because Of Our Limited Resources And The Speculative Nature Of Our Business, There Is A Substantial Doubt As To Our Ability To Continue As A Going Concern

The report of Morgan & Company, our independent auditors, to our audited financial statements for the period ended June 30, 2001, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Our continued operation is dependent on our ability to obtain financing and upon our ability to achieve future profitable operations from the development of our mineral properties. If we are not able to continue as a going concern, it is likely investors will lose their investment.

                    RISKS RELATED TO OUR MARKET AND STRATEGY

If We Are Unable To Hire And Retain Key Personnel, We May Not Be Able To Implement Our Business Plan And Our Business Will Fail

Our success will be largely dependent on our ability to hire highly qualified personnel with experience in geological exploration. These individuals may be in high demand and we may not be able to attract the staff we need. In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired.
Currently, we have not hired any key personnel. Our failure to hire key personnel when needed would have a significant negative effect on our business.

Because Our Sole Executive Officer Does Not Have Formal Training Specific To The Technicalities Of Mineral Exploration, There Is A Higher Risk Our Business Will Fail

Mr. William Asselstine, our sole executive officer and a director, does not have formal training as a geologist or in the technical aspects of management of a mineral exploration company. As a result of this inexperience, there is a higher risk of our being unable to complete our business plan for the exploration of our mineral claims. In addition, we will have to rely on the technical services of others with expertise in geological exploration in order for us to carry our planned exploration program. If we are unable to contract for the services of such individuals, it will make it difficult and maybe impossible to pursue our business plan. There is thus a higher risk of business failure.

Because Our Sole Executive Officer Has Other Business Interests, He May Not Be Able Or Willing To Devote A Sufficient Amount Of Time To Our Business Operations, Causing Our Business To Fail

Mr. Asselstine, our sole director and executive officer, presently spends approximately 10% of his business time on business management services for our company. It is possible that the demands on Mr.

Asselstine from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Asselstine may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels.

                       RISKS RELATED TO LEGAL UNCERTAINTY

Because  We  Will  Be  Subject  To  Compliance  With  Government Regulation, Our
Anticipated  Cost  Of  Our  Exploration  Program  May  Increase

There are several governmental regulations that materially restrict the use of ore. We will be subject to the laws and regulations of the Bureau of Land Management of the United States Department of the Interior as we carry out our exploration program. We may be required to obtain land use permits and perform remediation work for any physical disturbance to the land in order to comply with these regulations. New regulations could be passed which could increase our costs of doing business and prevent us from carrying out our exploration program.

                         RISKS RELATED TO THIS OFFERING

If A Market For Our Common Stock Does Not Develop, Our Investors Will Be Unable To Sell Their Shares

There is currently no market for our common stock and a market may never develop. Our plan of applying for trading status on the NASD over the counter bulletin board may not materialize. There is a risk that our common stock may never be traded on the bulletin board or, if traded, that a public market will notbe established. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, then investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If  A  Market  For  Our  Common Stock Develops, Our Stock Price May Be Volatile

If a market for our common stock develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

    (1)     the  results  of  our  geological  exploration  program;
    (2)     our  ability  or  inability  to  achieve  financing;
    (3)     increased  competition;  and
    (4)     conditions  and  trends  in  the  mineral  exploration  industry.

Further, if our common stock is traded on the NASD over the counter bulletin board, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations, may adversely affect the market price of our common stock.

If  The  Selling  Shareholders  Sell  A Large Number Of Shares All At Once Or In
Blocks,  The  Price  Of  Our  Shares  Would  Most  Likely  Decline

The selling shareholders are offering 1,414,500 shares of our common stock through this prospectus representing approximately 22% of the common shares outstanding. The selling shareholders are not restricted in the price they can sell the common stock. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of large numbers of shares at any price may cause the market price to fall.

Because Our Stock Is Penny Stock, Shareholders Will Be Limited In Their Ability To Sell Their Stock

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in New Paltz Capital will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act as discussed in greater detail in the section entitled "Market for Common Equity and Related Stockholder Matters" found beginning on page 27 of this prospectus. Rather than complying with those rules, some broker-dealers will refuse to attempt to sell our stock.


                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.


                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE


The $0.11 per share offering price of our common stock was determined based on the last sales price from our most recent private offering of common stock. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply for the trading of our common stock on the NASD Over-The-Counter Bulletin Board upon our becoming a reporting company under the Securities Exchange Act of 1934 (the "Exchange Act"). We intend to file a registration statement under the Exchange Act in order that we become a reporting company under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our stock becomes traded on the NASD Over-The-Counter Bulletin Board, we anticipate the actual price of sale will vary according to the market for our stock at the time of resale.




                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.


                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 1,414,500 shares of common stock offered through this prospectus. The shares include the 1,414,500 shares of our common stock that the selling shareholders acquired from us in three separate offerings of our common stock that were exempt from registration under Regulation S of the Securities Act of 1933.

The following table provides as of February 6, 2002, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.     the  number  of  shares  owned  by  each  prior  to  this  offering;
2.     the  total  number  of  shares  that  are  to  be  offered  for  each;
3. the total number of shares that will be owned by each upon completion of the offering;
4.     the  percentage  owned  by  each;  and
5.     the identity of the beneficial holder of any entity that owns the shares.

                                    Total Number     Total Shares   Percent
                        Shares      Of Shares To     To Be          Owned
                        Owned       Be Offered       Owned Upon     Upon
                        Prior       For Selling      Completion     Completion
Name Of                 To This     Shareholders     Of This        Of This
Selling Stockholder     Offering    Account          Offering       Offering
------------------------------------------------------------------------------

Blake W. Asselstine     100,000      100,000           NIL            NIL
Suite 101,
225 West 7th Ave.
Vancouver, BC

Ian James Asselstine    100,000      100,000           NIL            NIL
1600 -
200 Granville Street
Vancouver, BC

James W. Asselstine     150,000      150,000           NIL            NIL
#108 -
2095 Marine Drive
West Vancouver, BC

Brenda L. Barrick       150,000      150,000           NIL            NIL
1191 Lillooet Road
North Vancouver, BC

Robert Burns              1,000        1,000           NIL            NIL
1351 Terrace Avenue
North Vancouver, BC

Casey Cleland           250,000      250,000           NIL            NIL
#14 -
828 West 16th Street
North Vancouver, BC

Grace Chasmar             5,000        5,000           NIL            NIL
5162 Meadfeild Road
West Vancouver, BC

Leslie R. Chasmar         5,000        5,000           NIL            NIL
5162 Meadfeild Road
West Vancouver, BC

Carolyn Coleclough        1,000        1,000           NIL            NIL
2360 Palmerstone Avenue
West Vancouver, BC

Jennifer Coleclough       1,000        1,000           NIL            NIL
2862 Hoskins Road
North Vancouver, BC

                                    Total Number     Total Shares   Percent
                        Shares      Of Shares To     To Be          Owned
                        Owned       Be Offered       Owned Upon     Upon
                        Prior       For Selling      Completion     Completion
Name Of                 To This     Shareholders     Of This        Of This
Selling Stockholder     Offering    Account          Offering       Offering
------------------------------------------------------------------------------

Nigel Coleclough          1,000        1,000           NIL            NIL
212 - 147 E. 1st Street
North Vancouver, BC

J. M. Brian Coleman       5,000        5,000           NIL            NIL
805 West 14th Avenue
Vancouver, BC

Jason E. Coleman          2,000        2,000           NIL            NIL
1501 -
1790 Bayshore Drive
Vancouver, BC

Jonathan P. Coleman       2,000       2,000            NIL            NIL
1501 -
1790 Bayshore Drive
Vancouver, BC

Chantal Contorines        1,000       1,000            NIL            NIL
3285 Fromme Road
North Vancouver, BC

Calvin Corbett            1,000       1,000            NIL            NIL
70 Courtney Crescent
New Westminster, BC

Andreas Freyvogel         5,000       5,000            NIL            NIL
#106 -
252 West 2nd Street
North Vancouver, BC

Claire Freyvogel          5,000       5,000            NIL            NIL
987 Glenora Avenue
North Vancouver, BC

Francois Freyvogel        1,000       1,000            NIL            NIL
69 - 2212 Folkestone Way
West Vancouver, BC

John Freyvogel            1,000       1,000            NIL            NIL
987 Glenora Avenue
North Vancouver, BC

                                    Total Number     Total Shares   Percent
                        Shares      Of Shares To     To Be          Owned
                        Owned       Be Offered       Owned Upon     Upon
                        Prior       For Selling      Completion     Completion
Name Of                 To This     Shareholders     Of This        Of This
Selling Stockholder     Offering    Account          Offering       Offering
------------------------------------------------------------------------------

Nina Freyvogel            1,000       1,000            NIL            NIL
69 - 2212 Folkestone Way
West Vancouver, BC

Lynda Jamieson            5,000       5,000            NIL            NIL
#26 - 821 3rd Avenue S.W.
Calgary, AB

William Jamieson          5,000       5,000            NIL            NIL
#26 - 821 3rd Avenue S.W.
Calgary, AB

Ian J. MacKay             2,000       2,000            NIL            NIL
4685 Cherbourg Drive
West Vancouver, BC

Ian McBean              400,000     400,000            NIL            NIL
2466 12th Avenue
Vancouver, BC

Jessica C. McBean         1,000       1,000            NIL            NIL
206 -
838 West 16th Avenue
Vancouver, BC

Teal A. McBean            1,000       1,000            NIL            NIL
2466 West 12th Avenue
Vancouver, BC

Cathy Ann McLaughlin      2,000       2,000            NIL            NIL
3822 Edinburgh Street
Burnaby, BC

R. Ian Mitchell           2,000       2,000            NIL            NIL
3822 Edinburgh Street
Burnaby, BC

James R. Peacock        200,000     200,000            NIL            NIL
3994 Quesnel Drive
Vancouver, BC

                                    Total Number     Total Shares   Percent
                        Shares      Of Shares To     To Be          Owned
                        Owned       Be Offered       Owned Upon     Upon
                        Prior       For Selling      Completion     Completion
Name Of                 To This     Shareholders     Of This        Of This
Selling Stockholder     Offering    Account          Offering       Offering
------------------------------------------------------------------------------

Patricia L. Sanderson     2,500       2,500            NIL            NIL
805 West 14th Avenue
Vancouver, BC

John D. Sutherland        1,000       1,000            NIL            NIL
1467 Johnston Road
White Rock, BC

Dennis Swanson            3,000       3,000            NIL            NIL
5775 Seaview Road
West Vancouver, BC

Susan Thomas             1,000       1,000             NIL            NIL
1351 Terrace Avenue
North Vancouver, BC

William J. Wright        1,000       1,000             NIL            NIL
3459 River Road W. 31
Ladner, BC

------------------------------------------------------------------------------

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 6,414,500 shares of common stock outstanding on February 6, 2002.

Other than disclosed below, none of the selling shareholders or their beneficial owners:

* has had a material relationship with the company other than as a shareholder at any time within the past three years; or

* has ever been an officer or directors of the company or any of its predecessors or affiliates.

Mr. Blake W. Asselstine, the adult son of Mr. William Asselstine, is the holder of 100,000 shares of our common stock and is a selling shareholder.

Mr. Ian James Asselstine, the adult son of Mr. William Asselstine, is the holder of 100,000 shares of our common stock and is a selling shareholder.

Mr. James W. Asselstine, the father of Mr. William Asselstine, is the holder of 150,000 shares of our common stock and is a selling shareholder.


                              PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets or exchanges as the common stock may from time to time be trading;
2.     In  privately  negotiated  transactions;
3.     Through  the  writing  of  options  on  the  common  stock;
4.     In  short  sales;  or
5.     In  any  combination  of  these  methods  of  distribution.

The  sales  price  to  the  public  may  be:

1.     The  market  price  prevailing  at  the  time  of  sale;
2.     A  price  related  to  such  prevailing  market  price;  or
3.     Such other price as the selling shareholders determine from time to time.

The sales price of our stock will be $0.11 per share until the shares of our common stock become traded on the NASD Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for trading of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If trading of common stock does take place on the NASD Over-The-Counter Bulletin Board or another exchange, the actual selling price will be determined by the market for our stock at the time of resale.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

In the event of the transfer by any selling shareholder of their shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective registration statement in order to name the pledgee, donee or other transferee in place of the selling shareholder who has transferred their shares.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the NASD Over-The-Counter Bulletin Board. We plan to file a Form 8-A registration statement with the Commission prior to the effectiveness of the Form SB-2 registration statement. The filing of the Form 8-A registration statement will cause New Paltz to become a reporting company with the Commission under the 1934 Act concurrently with the effectiveness of the Form SB-2 registration statement. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the NASD Over-The-Counter Bulletin Board. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the NASD Over-The-Counter Bulletin Board.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. In order for us to continue with our mineral exploration program, we will at some point in the near future need to raise additional capital through private placement offerings. We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.


                                LEGAL PROCEEDINGS

We  are  not  currently  a  party  to  any  legal  proceedings.

Our agent for service of process in Nevada is Michael A. Cane, 2300 West Sahara Avenue, Suite 500, Box 18, Las Vegas, Nevada 89102.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of February 6, 2002 are as follows:

DIRECTORS:

Name  of  Director               Age
----------------------          -----
William  J.  Asselstine          57

EXECUTIVE  OFFICERS:

Name  of  Officer                Age     Office
--------------------            -----    -------
William  J.  Asselstine          57      President,  Secretary and Treasurer

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. William J. Asselstine is our president, secretary and treasurer and is our sole director. Mr. Asselstine has been our president, secretary and treasurer and our sole director since March 14, 2000.
Mr. Asselstine has been the director of real estate operations for NTG Clarity Networks Inc. from June 2001 to present. Mr. Asselstine was director of real estate operations for Javelin Connections Inc. from December 2000 to May 2001. Mr. Asselstine was a building access specialist with AT&T Canada Inc. from November 1998 to November 2000. Each of NTG Clarity Networks, Javelin Connections and AT&T Canada is a company engaged in the business of telecommunications. Mr. Asselstine was a senior negotiator for Colliers International, an international commercial real estate brokerage and property management business headquartered in Vancouver, British Columbia, from March 1980 to October 1998. Mr. Asselstine served as an officer and director of various companies engaged in the businesses of mineral and oil and gas exploration whose shares were traded on the Vancouver Stock Exchange during the period from the late 1970's to 1985. These companies included Boulder Mountain Resources Ltd., The Bullet Group Inc., Maple Leaf Petroleum Ltd., Rio Blanco
Resources Ltd., Warwick Petroleum Ltd., Wildrose Petroleum Ltd., Fairmile Gold Corp., Buffalo Resources Ltd., Canadian Cariboo Resources Ltd., Rich Capital Corp. and Xing Hai Resources Ltd.

Mr. Asselstine, our sole director, officer and employee, possesses no professional training or technical credentials in the exploration, development and operations of metal mines. Mr. Asselstine received his Bachelor of Arts with a commerce major from Simon Fraser University in Burnaby, British Columbia, Canada. Over the past year, Mr. Asselstine has spent approximately 10% of his business time on the affairs of the New Paltz. His employment with NTG Clarity as the Director of Real Estate Operations consumes the balance of his business time. Mr. Asselstine is not involved as a director or officer of any other company at this time.

Term  of  Office

Our directors are elected for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant  Employees

We have no significant employees other than Mr. Asselstine, our sole officer and director.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of February 6, 2002 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

--------------------------------------------------------------------------------
                     Name and address         Number of Shares   Percentage of
Title of class       of beneficial owner      of Common Stock    Common Stock(1)
--------------------------------------------------------------------------------
Common Stock         William J. Asselstine    5,000,000 shares            77.9%
                     Director, President,
                     Secretary & Treasurer
                     2360 Palmerston Avenue
                     Vancouver, BC, Canada

Common Stock         Directors and Officers   5,000,000 shares            77.9%
                     As a Group (1 Person)
--------------------------------------------------------------------------------
(1) Based on a total of 6,414,500 shares of our common stock issued and outstanding as of February 6, 2002.
--------------------------------------------------------------------------------

It is believed by us that all persons have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

                            DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common  Stock

As of February 6, 2002, there were 6,414,500 shares of our common stock issued and outstanding that were held by approximately thirty-six (36) stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend  Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share  Purchase  Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible  Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada  Anti-Takeover  laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane & Company, LLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

Morgan & Company, independent chartered accountants, audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Morgan & Company presented their report with respect to our audited financial statements. The report of Morgan & Company is included in reliance upon their authority as experts in accounting and auditing.


      DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.


                       ORGANIZATION WITHIN LAST FIVE YEARS

We  were  incorporated  on March 14, 2000 under the laws of the state of Nevada.

We acquired our mineral claims situated in the Eureka Mining District in Yavapai County in the State of Arizona in September 2000.

Mr. William Asselstine, our president, secretary and treasurer and a director, has been our sole promoter since our inception. Other than the purchase of his stock, Mr. Asselstine has not entered into any agreement with us in which he is to receive from us or provide to us any thing of value. Mr. Asselstine acquired 5,000,000 shares of our common stock at a price of $0.001 US per share on August 21, 2000. Mr. Asselstine paid a total purchase price of $5,000 for these shares.


                             DESCRIPTION OF BUSINESS

In  General

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We own eight mineral claims that we refer to as the Oro Dinero mineral claims, as described below. Further exploration of our mineral claims is required before a final evaluation as to the economic and legal feasibility of any mineral reserves that we may discover on our mineral claims can be completed. There is no assurance that a commercially viable mineral deposit exists on our mineral claims. Our plan of operations is to carry out exploration work on our mineral claims in order to ascertain whether our claims possess commercially exploitable quantities of gold. We can provide no assurance to investors that our mineral claims contain a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on such work concludes economic feasibility.


Acquisition  of  the  Oro  Dinero  Mineral  Claims

We purchased eight mineral claims located in the Eureka Mining District of the State of Arizona from Mr. Laurence Sookochoff in September 2000. We paid a purchase price of $3,500 in consideration for our mineral claims. We refer to these mineral claims as the Oro Dinero mineral claims. We acquired a 100% interest to the Oro Dinero mineral claims.

Mr. William Asselstine, our president, has known Mr. Laurence Sookochoff since 1985 as a result of previous business ventures in the mining industry in which Mr. Asselstine was involved. Mr. Asselstine approached Mr. Sookochoff in August 2000 to discuss whether Mr. Sookochoff was aware of any mining properties of merit that would be of interest to the Company. Mr. Sookochoff advised Mr. Asselstine that he considered the Oro Dinero mineral claims were properties of merit and were available for purchase. Mr. Asselstine and Mr. Sookochoff negotiated a purchase price of $3,500 for the mineral claims, which purchase price was agreed to include a geological report prepared by Mr. Sookochoff on the property. We paid $2,000 of the purchase price to Mr. Sookochoff on August
30, 2000 and the balance of $1,500 on September 15, 2000. Mr. Sookochoff prepared and delivered the geological report in September 2000. The geological report was based in part on Mr. Sookochoff's prior mineral exploration of the Oro Dinero mineral claims. We determined to engage Mr. Sookochoff to prepare the in-depth geological report due to Mr. Sookochoff's prior experience with mineral exploration on the Oro Dinero mineral claims. Mr. Sookochoff completed the recording of the mineral claims with the Bureau of Land Management of the United States Department of the Interior in September 2000 and the subsequent transfer of these mineral claims to New Paltz on October 15, 2000.

Recording  of  the  Oro  Dinero  Mineral  Claims

The Oro Dinero mineral claims consist of eight mineral claims located in the Eureka Mining District of the Yavapai County in the State of Arizona. Mr. Sookochoff recorded the mineral claims with the

Bureau of Land Management of the United States Department of the Interior. The mineral claims have the following legal description:

     Name  of  Mining  Claim      Claim  Number
     -----------------------      -------------

     Oro  Dinero  1               AMC354106
     Oro  Dinero  2               AMC354107
     Oro  Dinero  3               AMC354108
     Oro  Dinero  4               AMC354109
     Oro  Dinero  5               AMC354110
     Oro  Dinero  6               AMC354111
     Oro  Dinero  7               AMC354112
     Oro  Dinero  8               AMC354113

The eight mineral claims comprising the Oro Dinero mineral claims were recorded with the Bureau of Land Management of the United States Department of the Interior in September 2000 by Mr. Laurence Sookochoff to cover the main area of potential gold mineralization, as identified by Mr. Sookochoff. Each mineral claim is effective until August 31, 2002. Mr. Sookochoff recorded the transfer of the Oro Dinero mineral claims to New Paltz on October 15, 2000. We are the legal and beneficial owner of title to the mineral claims and no other person has any interest in the mineral claims.

In order to maintain our mineral claims in good standing, we must complete exploration work on our mineral claims or pay maintenance fees in lieu of completing exploration work with the Bureau of Land Management of the United States Department of the Interior. Currently, a maintenance fee of $100 per mineral claim must be paid in each year to maintain the mineral claims for an additional year. If we fail to complete work on our mineral claims in the minimum required amount or pay the maintenance fees in lieu of completing work, then our mineral claims will lapse and we will lose all interest that we have in these mineral claims.

The Oro Dinero mineral claims are unpatented mineral claims. The primary difference between patented and unpatented claims is that patented claims are surveyed whereas unpatented claims are not. Commonly, when claims are staked over ground that would be in the initial stages of exploration, the mineral claims are unpatented claims. This is the case with the Oro Dinero mineral claims. However, should advanced exploration ensue to a stage of mineral zone development and potential production, the claims are usually surveyed and patented. We anticipate that the Oro Dinero mineral claims would be surveyed and patented if we proceeded to an advanced exploration stage involving mineral zone development and potential production.

Location  of  the  Oro  Dinero  Mineral  Claims

The Oro Dinero mineral claims are located approximately seven miles southeast of Bagdad, Arizona and within two miles southwest of Crosby Mountain, Arizona. Access to the mineral claims is from Wickenburg, Arizona via Highway 93 for 42 miles to Highway 93, a road paralleling Bridal Creek and accessing Bagdad. At six miles along Highway 93, a rough four wheel drive road junctions with Highway 93 from the east and leads to the Oro Dinero claim group some three miles distant.

The property covers gentle to moderate rolling hills with elevations ranging from 3,100 feet at the southeast corner of the property to over 3,600 feet on a north-south ridge near the western boundary.

Intermittent flowing streams, such as Billy Springs adjacent to the eastern boundary may provide sufficient water for a test heap leaching operation. Additional water sources may be available from wells drilled near the Santa Maria River.

Geological  Report

We engaged Mr. Laurence Sookochoff, P.Eng. to prepare an initial geological evaluation report on the Oro Dinero mineral claims in September 2000 when the mineral claims were recorded. Laurence Sookochoff is the principal of Sookochoff Consultants, Inc. with offices in Vancouver, British Columbia. Mr. Sookochoff is a graduate of the University of British Columbia and holds a Bachelors of Science degree in Geology. He has been practicing in the field of Geology for the past thirty-five years and is registered and in good standing with the Association of Professional Engineers of British Columbia.

Mr. Sookochoff updated this geological evaluation report in October 2001 to incorporate the results of phase one of the first stage of the recommended geological work program. This updated report is entitled Geological Evaluation Report on the Oro Dinero Claim Group and is dated October 25, 2001.

The purpose of the report was to summarize the information from the previous exploration of the mineral claims and to recommend exploration procedures to establish the feasibility of a gold mining project on the mineral claims. The geological report summarizes the results of the history of the exploration of the mineral claims, the regional and local geology of the mineral claims and the mineralization and the geological formations identified as a result of the prior exploration. The geological report also gives conclusions regarding potential mineralization of the mineral claims and recommends a further geological exploration program on the mineral claims.

Exploration  History  of  the  Mineral  Claims

The history of the exploration of the mineral claims is summarized in the geological report that we obtained from Mr. Sookochoff, P. Eng. The following summary of the exploration history of the mineral claims is based on Mr. Sookochoff's summary of this exploration history:


1. The Oro Dinero mineral claims were the subject of a heap leaching test in 1979 when a total of 500 tons of surface mineralized rock was stripped and gold extracted by leaching using cyanide;

2. Several of the mineralized rock showings on the Oro Dinero mineral claims were sampled in 1979;

3. The northern portion of the Oro Dinero mineral claims were mapped, sampled and geochemically surveyed in 1980;

4. Mr. Sookochoff carried out a sampling program on the property covered by the Oro Dinero mineral claims in 1983;

5. Mr. Sookochoff carried out a limited sampling program of the main showings of the Oro Dinero mineral claims in 1998.

Geology  of  the  Mineral  Claims

The geological report identified gold mineralization on the Oro Dinero claims. The gold mineralization was present in zones of fracturing and alteration appearing vein-like in their surface trace. A vein is a fault, crack or fissure in a rock filled by minerals that have traveled upwards from some deep source. The geology of the property is such that the gold mineralization could be attributed to or associated with various geological scenarios. The report concluded that based on the encouraging samples results from prior exploration and the favorable geological setting of the Oro Dinero claim group, there is the potential for the delineation of adequate reserves of gold on which to base an economic gold production operation.

Recommendations  of  Geological  Report

In his geological report, Mr. Sookochoff, P. Eng. recommends the completion of a three-stage geological work program on the Oro Dinero mineral claims.

The first stage of the exploration program would be comprised of the following phases:

1. The first phase would be comprised of obtaining aerial photographs or satellite imagery data for the area to analyze the property for structural features that may control the mineral zones. This phase has been completed by us at a cost of $5,000;

2. The second phase would be comprised of establishing a grid over the entire property for a control of the exploration programs and the completion of prospecting and detailed geological mapping and sampling over the property. This second phase is referred to as phase 1A in Mr. Sookochoff's updated geological report. The purpose of this phase would be to establish the geological reason for mineralization on the property. Large and small geological structures would be noted in addition to the type of alteration, alteration minerals, degree of alteration and the mineralization features. The estimated cost of this second phase of stage one is $7,500;

3. The third phase of stage one would be comprised of geophysical surveys of the property. This third phase is referred to as phase 1B in Mr. Sookochoff's updated geological report. This survey would include a visit to the site of the mineral claims. The estimated cost of completion of the third phase of stage one is $37,500.

The second stage of the exploration program would be comprised of a diamond-drilling program to test the mineral zones and to obtain core samples to visually examine the geology of the bedrock hosting the mineralization. The drilling program would require access to the site of the mineral claims with drilling equipment. The estimated cost of completion of the second phase of the exploration program is $75,000.

The third stage of the exploration program would be comprised of a reverse circulation-drilling program to delineate the mineral zones as determined in the second stage. The initial holes should be drilled to twin a mineralized diamond drill hole in order to establish a common basis to determine the comparable mineralization factor in each hole. The estimated cost of completion of the third stage of the exploration program is $100,000

The total cost for all three stages of the exploration program is estimated to be $225,000. Our working capital position as of September 30, 2001 was $28,471. Accordingly, we will require additional financing in order to complete the full three stage exploration program.

The geological review and interpretations required in each stage of the exploration program would be comprised of review of the data acquired from each stage of the exploration program and an analysis of this data to assess the potential mineralization of the mineral claims. Geological review entails the geological study of an area to determine the geological characteristics, identification of rock types and any obvious indications of mineralization. The purpose of undertaking the geological review would be to determine if there is sufficient indication for the area to host mineralization to warrant additional exploration. Positive results of each stage of the exploration program would be required to justify continuing with the next stage of the exploration program. Such positive results would include the identification of the zones of mineralization.

Current  State  of  Exploration

Our mineral claims presently do not have any proven mineral reserves. The property that is the subject to our mineral claims is undeveloped and does not contain any open-pit or underground mines. There is no mining plant or equipment located on the property that is the subject of the mineral claim. Currently, there is no power supply to the mineral claim.

We have only recently commenced exploration of the mineral claim and exploration is currently in the preliminary stages. The status of our planned exploration program is discussed in detail below. Our planned exploration program is exploratory in nature and there is no assurance that mineral reserves will be proven.

Geological  Exploration  Program

We have accepted the recommendations of the geological report and we have proceeded with the first phase of stage one of the recommended geological exploration program. As a result of the completion of this first phase, we received the update geological report of Mr. Sookochoff dated October 25, 2001. We have determined to proceed to complete phase two of stage one of the geological exploration program based upon receipt of this report.

We will make a determination whether to proceed with the third phase of the exploration program upon completion of second phase of stage one of the exploration program by Mr. Sookochoff and the review of the results of this second phase. In completing this determination, we will make an assessment as to whether the results of phase two are sufficiently positive to enable us to achieve the financing that will be necessary for us to proceed with phase three of the exploration program. This assessment will include an assessment of the market for financing of mineral exploration projects at the time of our assessment.

Compliance  with  Government  Regulation

We will be required to conduct all mineral exploration activities in accordance with the Bureau of Land Management of the United States Department of the Interior.

We will be required to obtain a permit prior to the initiation of the second stage of the recommended exploration program as this stage will involve diamond drilling on the property. A plan of operation would be required to be submitted in connection with the permit application. It is estimated that it would take approximately two months to obtain the required permit at an estimated cost to us of $10,000.

Employees

We have no employees other than Mr. William Asselstine, our president, secretary and treasurer.

We conduct our business largely through agreements with consultants and arms-length third parties.

Research  and  Development  Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We  do  not  have  any  subsidiaries.

Patents  and  Trademarks

We  do  not  own,  either  legally  or  beneficially,  any  patent or trademark.


                               PLAN OF OPERATIONS

Plan  of  Operations

Our business plan is to proceed with the exploration of the Oro Dinero mineral claims to determine whether there are commercially exploitable reserves of gold located on the property comprising the mineral claims. We have decided to proceed with the second phase of stage one of the exploration program recommended by the geological report. We anticipate that this phase of the recommended geological exploration program will cost approximately $7,500. We had $28,471 in cash reserves as of September 30, 2001. Accordingly, we are able to proceed with phase two of stage one of the exploration program without additional financing.

We will assess whether to proceed to the third phase of stage one of the recommended geological exploration program upon completion of an assessment of the results of phase two of stage one of the geological exploration program. In completing this determination, we will review the conclusions and recommendations that we receive from Mr. Sookochoff based on his geological review of the results of the second phase. We will also make an assessment as to whether the results of phase two are sufficiently positive to enable us to achieve the financing necessary for us to proceed with phase three of stage one of the exploration program.

If we complete stage one of our exploration program, we will assess whether to proceed to the second stage of the recommended geological exploration program upon completion of an assessment of the results of the first stage of the geological exploration program. In completing this determination, we will make an assessment as to whether the results of the first stage are sufficiently positive to enable us to achieve the financing necessary for use to proceed with the second stage of the exploration program.

This assessment will include an assessment of our cash reserves after the completion of stage one and the market for financing of mineral exploration projects at the time of our assessment.

We anticipate that we will incur the following expenses over the next twelve months:

1. $7,500 in connection with the completion of the second phase of stage one of our recommended geological work program;

2. $20,000 for operating expenses, including professional legal and accounting expenses associated with our becoming a reporting issuer under the Securities Exchange Act of 1934;

We anticipate spending approximately $27,500 over the next twelve months in pursuing our stated plan of operations. Of the anticipated expenses, we anticipate that expenses of approximately $17,500 will be incurred over the next six months. Based on our working capital position of $28,471 as of September 30, 2001, we believe we have sufficient cash resources to pay for our operating expenses over the next twelve months.

We anticipate that we will require additional funding in the event that we decide to proceed with the third phase of stage one of the exploration program. The anticipated cost of the third phase of stage one the exploration program is $37,500. This amount is in excess of our projected cash reserves remaining upon completion of phase two of stage one of the exploration program. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund phase three of stage one of the exploration program. We believe that debt financing will not be an alternative for our exploration program. We do not have any arrangements in place for any future equity financing.

If we determine not to proceed with further exploration of our mineral claims due to a determination that the results of our initial geological program do not warrant further exploration or due to an inability to finance further exploration, we plan to pursue the acquisition of an interest in other mineral claims. We anticipate that any future acquisition would involve the acquisition of an option to earn an interest in a mineral claim as we anticipate that we would not have sufficient cash to purchase a mineral claim of sufficient merit to warrant exploration.

Results  Of  Operations  for  The  Three  Months  Ending  September  30,  2001

We did not earn any revenues during the three months ending September 30, 2001. We anticipate that we will not earn revenues until such time as we have entered into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

We incurred operating expenses in the amount of $3,752 for the three months ended September 30, 2001. These operating expenses included mineral property acquisition and exploration costs in the amount of $2,196 in connection with the Oro Dinero mineral claims. We also incurred professional fees in the amount of $1,556 that were attributable our corporate organization.

We incurred a loss of $3,752 for the three months ending September 30, 2001. Our loss was attributable entirely to operating expenses.

Liquidity  and  Capital  Resources

We had cash of $28,471 as of September 30, 2001, and had working capital of $28,471 as of September 30, 2001.


                             DESCRIPTION OF PROPERTY

We do not own or lease any property other than our interest in our mineral claims.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

-     Any  of  our  directors  or  officers;
-     Any  person  proposed  as  a  nominee  for  election  as  a  director;
- Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
-     Any  of  our  promoters;
- Any relative or spouse of any of the foregoing persons who has the same house as such person.

Mr. William Asselstine, our sole officer and director, has been our sole promoter since our inception. Mr. Asselstine has acquired 5,000,000 shares of our common stock at a price of $0.001 US per share. Mr. Asselstine paid a total purchase price of $5,000 for these shares. Mr. Asselstine purchased these shares on August 15, 2000. Other than the purchase of his stock Mr. Asselstine has not entered into any agreement with us in which he is to receive from us or provide to us any thing of value.

Mr. Blake W. Asselstine, the adult son of Mr. William Asselstine, purchased 100,000 shares of our common stock at a price of $0.01 per share on November 10, 2000 for an aggregate purchase price of $1,000.

Mr. Ian James Asselstine, the adult son of Mr. William Asselstine, purchased 100,000 shares of our common stock at a price of $0.01 per share on November 10, 2000 for an aggregate purchase price of $1,000.

Mr. James W. Asselstine, the father of Mr. William Asselstine, purchased 150,000 shares of our common stock at a price of $0.11 per share on May 5, 2001 for an aggregate purchase price of $16,500.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No  Public  Market  for  Common  Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

"Penny  Stock"  Classification

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer: (a) with bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. The disclosure requirements imposed by these penny stock rules may have the effect of reducing the trading activity in the secondary market for our stock with the result stockholders may have difficulty selling their shares of the our common stock .

Holders  of  Our  Common  Stock

As of the date of this registration statement, we had thirty-six (36) registered shareholders.

Rule  144  Shares

A total of 5,000,000 shares of our common stock became available for resale to the public after August 21, 2001 in accordance with the volume and trading limitations of Rule 144 of the Act. An additional 1,414,500 shares of our common stock will be available for resale to the public after November 10, 2001 in accordance with the volume and trading limitations of Rule 144 of the Act as follows:

1.     1,200,000  shares  after  November  10,  2001;
2.     64,500  shares  after  January  25,  2002;
3.     150,000  shares  after  May  5,  2001.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, equals approximately 64,145 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 5,000,000 shares that may currently be sold pursuant to Rule 144.

Registration  Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                             EXECUTIVE COMPENSATION

Summary  Compensation  Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers for all services rendered in all capacities to us for the fiscal period ended June 30, 2001.

                 Annual Compensation               Long Term Compensation
                 -------------------               ----------------------

                                        Other                            All
                                        Annual                           Other
                                        Com-   Restricted                Com-
                                        pensa- Stock   Options/* LTIP    pensa-
Name       Title    Year Salary  Bonus  tion   Awarded SARs (#)payouts($)tion
----       -----    ---- ------  -----  ------ ------- ------- --------- -----
William    President 2001  $0      0      0      0        0       0        0
Asselstine Secretary
           Treasurer
           & Director

Stock  Option  Grants

We did not grant any stock options to the executive officers during our most recent fiscal year ended June 30, 2001. We have also not granted any stock options to the executive officers since June 30, 2001. We do not have any stock options outstanding.

                              FINANCIAL STATEMENTS

Index  to  Financial  Statements:

1.     Independent  Auditors'  Report  of  Morgan  &  Company;

2. Audited Financial Statements for the year ending June 30, 2001, including:

     a.     Balance  Sheets  as  at  June  30,  2001  and  2000

     b. Statements of Operations and Deficit for the year ended June 30, 2001, for the period from inception on March 14, 2000 to June 30, 2000 and for the period from inception on March 14, 2000 to June 30, 2001

     c. Statements of Cash Flows for the year ended June 30, 2001, for the period from inception on March 14, 2000 to June 30, 2000 and for the period from inception on March 14, 2000 to June 30, 2001

     d.     Statement  of  Stockholders'  Equity

     e.     Notes  to  Financial  Statements


3. Unaudited Financial Statements for the three months ended September 30, 2001, including:

     a.     Balance  Sheets  as  at  September  30,  2001  and  June  30,  2001

     b. Statements of Operations and Deficit for the three months ended September 30, 2001 and for the period from inception on March 14, 2000 to September 30, 2001

     c. Statements of Cash Flows for the three months ended September 30, 2001 and for the period from inception on March 14, 2000 to September 30, 2001

     d.     Statement  of  Stockholders'  Equity

     e.     Notes  to  Financial  Statements

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We  have  had  no  changes  in  or  disagreements  with  our  accountants.

                          NEW PALTZ CAPITAL CORP.
                      (An Exploration  Stage Company)


                          FINANCIAL STATEMENTS


                         JUNE 30, 2001 AND 2000
                        (Stated in U.S. Dollars)

                                         MORGAN & COMPANY
                                         CHARTERED ACCOUNTANTS



                          AUDITORS' REPORT




To the Shareholders
New Paltz Capital Corp.
(An exploration stage company)


We have audited the balance sheets of New Paltz Capital Corp. (an exploration stage company) as at June 30, 2001 and 2000, and the statements of operations and deficit, cash flows and stockholders' equity for the periods ended June 30, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these non-consolidated financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 2001 and 2000, and the results of its operation, cash flows and changes in stockholders' equity for the periods ended June 30, 2001 and 2000 in accordance with United States generally accepted accounting principles.

Without qualifying our opinion, we draw attention to Note 1 to the financial statements. The Company has incurred a net loss of $7,727 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its exploration activities. These factors raise substantial doubt that the Company will be able to continue as a going concern.




Vancouver, B.C.                                              "Morgan & Company"

August 24, 2001                                           Chartered Accountants


Tel: (604) 687-5841             Member of         P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075               ACPA          Suite 1488-700 West Georgia St.
www.morgan-cas.com             International             Vancouver, B.C. V7Y1A1

                          NEW PALTZ CAPITAL CORP.
                       (An Exploration Stage Company)

                            BALANCE SHEETS
                       (Stated in U.S. Dollars)

---------------------------------------------------------------------------
                                                    JUNE 30
                                           2001                2000
---------------------------------------------------------------------------
ASSETS

Current
  Cash                                  $  33,058            $       -

Mineral Property Interest (Note 3)              -                    -
                                        -----------------------------------
                                        $  33,058            $       -
===========================================================================

LIABILITIES

Current
   Accounts payable                     $     835           $      820
                                        -----------------------------------

SHAREHOLDERS' EQUITY

Share Capital
  Authorized:
    75,000,000 common shares, par value
    $0.001 per share at June 30, 2001
    and June 30, 2000

  Issued and outstanding:
    6,414,500 at June 30, 2001 and 0 at
    June 30, 2000                           6,414                    -

  Additional paid-in capital               33,536                    -

Deficit Accumulated During
 The Exploration Stage                     (7,727)                (820)
                                        -----------------------------------
                                           32,223                 (820)
                                        -----------------------------------
                                        $  33,058           $        -
================================================================================

Approved by the Board of Directors:


-------------------------                      ----------------------------

                          NEW PALTZ CAPITAL CORP.
                       (An Exploration Stage Company)

                   STATEMENTS OF OPERATIONS AND DEFICIT
                         (Stated in U.S. Dollars)

-----------------------------------------------------------------------
                                           PERIOD FROM
                                             DATE OF
                                          INCORPORATION       INCEPTION
                                YEAR        MARCH 14           MARCH 14
                               ENDED        2000 TO            2000 TO
                              JUNE 30       JUNE 30            JUNE 30
                                2001          2000               2001
-----------------------------------------------------------------------
Expenses
  Mineral property
   acquisition
   and exploration
   costs                     $   3,500     $        -    $    3,500

  Office and
   sundry                           63              -            63

  Professional
   fees                          3,344            820         4,164
                            -------------------------------------------
Loss For The Period              6,907            820    $    7,727
                                                         ==============
Accumulated Deficit,
 Beginning Of
 Period                            820              -
                            ------------------------------
Accumulated Deficit,
 End Of Period               $   7,727     $     820
==========================================================
Loss Per Share               $  (0.01)     $       -
==========================================================
Weighted Average Number Of
Shares Outstanding           5,173,697             -
==========================================================

                          NEW PALTZ CAPITAL CORP.
                     (An Exploration Stage Company)

                        STATEMENTS OF CASH FLOWS
                        (Stated in U.S. Dollars)
-----------------------------------------------------------------------
                                           PERIOD FROM
                                             DATE OF
                                          INCORPORATION       INCEPTION
                                YEAR        MARCH 14           MARCH 14
                               ENDED        2000 TO            2000 TO
                              JUNE 30       JUNE 30            JUNE 30
                                2001          2000               2001
-----------------------------------------------------------------------
Cash Flows From Operating
Activities
  Loss for the period      $  (6,907)    $     (820)    $   (7,727)

Changes In Operating
Assets And Liabilities
 Accounts payable                   15            820            835
                            -------------------------------------------
                                (6,892)             -         (6,892)
                            -------------------------------------------
Cash Flows From
Financing Activity
  Issue of share capital        39,950              -         39,950
                            -------------------------------------------
Increase In Cash                33,058              -         33,058

Cash, Beginning Of Period            -              -              -
                            -------------------------------------------
Cash, End Of Period          $  33,058     $        -     $   33,058
=======================================================================

                          NEW PALTZ CAPITAL CORP.
                      (An Exploration Stage Company)

                    STATEMENT OF STOCKHOLDERS' EQUITY

                             JUNE 30, 2001
                        (Stated in U.S. Dollars)


                                                       Deficit
                            COMMON STOCK             Accumulated
               -----------------------------------     During
                 Number                  Additional      The
                   Of                     Paid-In     Exploration
                Shares       Amount       Capital       Stage      Total
               ------------------------------------------------------------
Net loss             -      $       -    $       -    $   (820)  $  (820)
               ------------------------------------------------------------
Balance, June
 30, 2000            -              -            -        (820)     (820)

Issuance of
 common
 stock       6,414,500          6,414       33,536           -    39,950

Net loss             -              -            -      (6,907)   (6,907)
             --------------------------------------------------------------
Balance,
 June 30,
 2001        6,414,500      $   6,414    $  33,536     $(7,727)  $32,223
             ==============================================================

                          NEW PALTZ CAPITAL CORP.
                       (An Exploration Stage Company)

                        NOTES TO FINANCIAL STATEMENTS

                           JUNE 30, 2001 AND 2000
                         (Stated in U.S. Dollars)

1.  OPERATIONS

Organization

The  Company was incorporated in the State of Nevada, U.S.A., on March 14, 2000.

Exploration Stage Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $7,727 since inception and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through private placement and the public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


2.  SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

                          NEW PALTZ CAPITAL CORP.
                       (An Exploration Stage Company)

                       NOTES TO FINANCIAL STATEMENTS

                         JUNE 30, 2001 AND 2000
                        (Stated in U.S. Dollars)

2.  SIGNIFICANT ACCOUNTING POLICIES  (Continued)

a)  Use of Estimates

The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

b)  Mineral Property Acquisition and Exploration Costs

The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

c)  Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion of all of a deferred tax asset will not be realized, a valuation allowance is recognized.

d)  Financial Instruments

The Company's financial instruments consist of cash, accounts payable, and due to shareholder.

Unless otherwise noted, it is management's opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

e)  Loss Per Share

Loss per share is calculated using the weighted average number of common shares outstanding during the period. Diluted earnings per share is not shown as the effect is anti-dilutive.

                          NEW PALTZ CAPITAL CORP.
                      (An Exploration Stage Company)

                      NOTES TO FINANCIAL STATEMENTS

                         JUNE 30, 2001 AND 2000
                        (Stated in U.S. Dollars)



3.  MINERAL PROPERTY INTEREST

During the year ended June 30, 2001, the Company acquired a 100% interest in eight mineral claims for cash consideration of $3,500. The claims are located in the Eureka Mining District of Arizona.


4.  COMMITMENT

The Company is required to pay approximately $2,000 annually to maintain its mineral property interest in good standing.

                             NEW PALTZ CAPITAL CORP.
                         (An Exploration Stage Company)


                              FINANCIAL STATEMENTS


                               SEPTEMBER 30, 2001
                                   (Unaudited)
                            (Stated in U.S. Dollars)

                             NEW  PALTZ  CAPITAL  CORP.
                          (An Exploration Stage Company)

                                  BALANCE SHEETS
                                    (Unaudited)
                             (Stated in U.S. Dollars)

--------------------------------------------------------------------------------
                                                      SEPTEMBER 30    JUNE 30
                                                          2001          2001
--------------------------------------------------------------------------------
ASSETS

Current
  Cash                                                $  28,471       $  33,058

Mineral Property Interest (Note 3)                          -               -
                                                    ----------------------------
                                                      $  28,471       $  33,058
--------------------------------------------------------------------------------

LIABILITIES

Current
  Accounts payable                                    $     -         $     835
                                                    ----------------------------

SHAREHOLDERS' EQUITY

Share Capital
  Authorized:
    75,000,000 common shares, par value $0.001 per share at September 30, 2001 and June 30, 2001

  Issued and outstanding:
    6,414,500 at September 30, 2001 and June 30, 2001     6,414           6,414

  Additional paid-in capital                             33,536          33,536

Deficit Accumulated During The Exploration Stage        (11,479)         (7,727)
                                                    ----------------------------
                                                         28,471          32,223
                                                    ----------------------------
                                                      $  28,471       $  33,058
--------------------------------------------------------------------------------

                              NEW  PALTZ  CAPITAL  CORP.
                           (An  Exploration  Stage  Company)

                         STATEMENTS  OF  OPERATIONS  AND  DEFICIT
                                      (Unaudited)
                               (Stated  in  U.S.  Dollars)


--------------------------------------------------------------------------------
                                                       THREE         INCEPTION
                                                       MONTHS         MARCH 14
                                                       ENDED          2000 TO
                                                    SEPTEMBER 30    SEPTEMBER 30
                                                       2001            2001
--------------------------------------------------------------------------------

Expenses
  Mineral property acquisition and exploration
    costs                                           $    2,196      $   5,696
  Office and sundry                                        -               63
  Professional fees                                      1,556          5,720
                                                    ----------------------------
Loss For The Period                                      3,752      $  11,479
                                                                    ------------
Accumulated Deficit, Beginning Of Period                 7,727
                                                    -----------
Accumulated Deficit, End Of Period                  $   11,479
---------------------------------------------------------------

Loss Per Share                                      $    (0.01)
===============================================================

Weighted Average Number Of Shares Outstanding        5,173,697
===============================================================



                               NEW  PALTZ  CAPITAL  CORP.
                            (An  Exploration  Stage  Company)

                              STATEMENTS  OF  CASH  FLOWS
                                      (Unaudited)
                              (Stated  in  U.S.  Dollars)


--------------------------------------------------------------------------------
                                                       THREE         INCEPTION
                                                       MONTHS         MARCH 14
                                                       ENDED          2000 TO
                                                    SEPTEMBER 30    SEPTEMBER 30
                                                       2001            2001
--------------------------------------------------------------------------------


Cash Flows From Operating Activities
  Loss for the period                               $  (3,752)      $  (11,479)

Changes In Operating Assets And Liabilities
  Accounts payable                                       (835)             -
                                                    ----------------------------
                                                       (4,587)         (11,479)
                                                    ----------------------------

Cash Flows From Financing Activity
  Issue of share capital                                  -             39,950
                                                    ----------------------------

Increase In Cash                                       (4,587)          28,471

Cash, Beginning Of Period                              33,058              -
                                                    ----------------------------

Cash, End Of Period                                 $  28,471       $  28,471
================================================================================



                               NEW  PALTZ  CAPITAL  CORP.
                           (An  Exploration  Stage  Company)

                          STATEMENT  OF  STOCKHOLDERS'  EQUITY

                                  SEPTEMBER  30,  2001
                                       (Unaudited)
                               (Stated  in  U.S.  Dollars)



                                                              Deficit
                                    COMMON STOCK            Accumulated
                              ---------------------------
                              Number           Additional   During The
                                Of               Paid-In   Exploration
                              Shares    Amount   Capital     Stage      Total
                             ---------------------------------------------------
Net loss                           -   $     -   $     -   $   (820)   $   (820)
                             ---------------------------------------------------

Balance, June 30, 2000             -         -         -       (820)       (820)

Issuance of common stock     6,414,500    6,414    33,536         -      39,950

Net loss                             -        -         -    (6,907)     (6,907)
                             ===================================================

Balance, June 30, 2001       6,414,500    6,414    33,536    (7,727)     32,223

Net loss                             -        -         -    (3,752)     (3,752)
                             ---------------------------------------------------

Balance, September 30,
 2001                        6,414,500 $  6,414  $ 33,536  $(11,479)  $  28,471
                             ===================================================



                             NEW PALTZ CAPITAL CORP.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2001
                                   (Unaudited)
                            (Stated in U.S. Dollars)



1.     OPERATIONS

Organization

The  Company was incorporated in the State of Nevada, U.S.A., on March 14, 2000.

Exploration  Stage  Activities

     The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

Going  Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $11,479 since inception and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through private placement and the public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


2.     SIGNIFICANT  ACCOUNTING  POLICIES

     The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

     The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

                             NEW PALTZ CAPITAL CORP.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2001
                                   (Unaudited)
                            (Stated in U.S. Dollars)



2.     SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

a)     Use  of  Estimates

The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

b)     Mineral  Property  Acquisition  and  Exploration  Costs

The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

c)     Income  Taxes

          The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion of all of a deferred tax asset will not be realized, a valuation allowance is recognized.

     d)     Financial  Instruments

The Company's financial instruments consist of cash, accounts payable, and due to shareholder.

Unless otherwise noted, it is management's opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

e)     Loss  Per  Share

Loss per share is calculated using the weighted average number of common shares outstanding during the period. Diluted earnings per share is not shown as the effect is anti-dilutive.

                             NEW PALTZ CAPITAL CORP.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2001
                                   (Unaudited)
                            (Stated in U.S. Dollars)



3.     MINERAL  PROPERTY  INTEREST

During the year ended June 30, 2001, the Company acquired a 100% interest in eight mineral claims for cash consideration of $3,500. The claims are located in the Eureka Mining District of Arizona.


4.     COMMITMENT

The Company is required to pay approximately $2,000 annually to maintain its mineral property interest in good standing.

                              AVAILABLE INFORMATION

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

Our  officers  and  directors  are indemnified as provided by the Nevada Revised
Statutes  and  our  bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

The  estimated  costs  of  this  offering  are  as  follows:

Securities and Exchange Commission registration fee          $      38.90
Federal  Taxes                                               $        NIL
State  Taxes  and  Fees                                      $        NIL
Transfer  Agent  Fees                                        $   1,000.00
Accounting  fees  and  expenses                              $   2,000.00
Legal  fees  and  expenses                                   $  15,000.00
Blue  Sky  fees  and  expenses                               $   2,000.00
Miscellaneous                                                $        NIL
                                                            --------------
Total                                                        $  20,038.90
                                                            ==============
--------------------------------------------------------------------------------

All  amounts  are  estimates  other  than  the  Commission's  registration  fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.


ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

We issued 5,000,000 shares of common stock on August 21, 2000 to Mr. William Asselstine. Mr. Asselstine is our sole director and our president, secretary and treasurer. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act") at a price of $0.001 per share, for total proceeds of $5,000. The 5,000,000 shares of common stock are restricted shares as defined in the Securities Act.

We completed an offering of 1,200,000 shares of our common stock at a price of $0.01 per share to a total of six purchasers on November 10, 2000. The total amount received from this offering was $12,000. We completed the offering pursuant to Regulation S of the Securities Act. All sales were made in reliance of Category 3 of Rule 903 of Regulation S on the basis that: (a) each sale was an offshore transaction; (b) no directed selling efforts were made by us in completing any sales; and (c) offering restrictions were implement. These offering restrictions included endorsing all stock certificates representing the purchased shares with the legend required by Rule 905 of Regulation S. Each purchaser: (a) certified to us that purchaser is not a U.S. person as defined in Regulation S; (b) agreed to resell the purchased shares only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; (c) agreed not to engage in hedging transactions with regard to the shares unless in compliance with the Act; and (d) agreed that we were required to refuse to register any transfer of the shares not in compliance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an available exemption from registration. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed an offering of 64,500 shares of our common stock at a price of $0.10 per share to a total of twenty-eight purchasers on January 25, 2001. The total amount received from this offering was $6,450. We completed the offering pursuant to Regulation S of the Securities Act. All sales were made in reliance of Category 3 of Rule 903 of Regulation S on the basis that: (a) each sale was an offshore transaction; (b) no directed selling efforts were made by us in completing any sales; and (c) offering restrictions were implement. These offering restrictions included endorsing all stock certificates representing the purchased shares with the legend required by Rule 905 of Regulation S. Each purchaser: (a) certified to us that purchaser is not a U.S. person as defined in Regulation S; (b) agreed to resell the purchased shares only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; (c) agreed not to engage in hedging transactions with regard to the shares unless in compliance with the Act; and (d) agreed that we were required to refuse to register any transfer of the shares not in compliance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an available exemption from registration. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed an offering of 150,000 shares of our common stock at a price of $0.11 per share to one purchaser on May 5, 2001. The purchaser was James W. Asselstine, the father of William Asselstine, our president, treasurer and secretary and a director. The total amount received from this offering was $16,500. We completed the offering pursuant to Regulation S of the Securities Act. All sales were made in reliance of Category 3 of Rule 903 of Regulation S on the basis that: (a) each sale was an offshore transaction; (b) no directed selling efforts were made by us in completing any sales; and (c) offering restrictions were implement. These offering restrictions included endorsing all stock certificates representing the purchased shares with the legend required by Rule 905 of Regulation S. The purchaser: (a) certified to us that he is not a U.S. person as defined in Regulation S; (b) agreed to resell the purchased shares only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; (c) agreed not to engage in hedging transactions with regard to the shares unless in compliance with the Act; and (d) agreed that we were required to refuse to register any transfer of the shares not in compliance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an available exemption from registration. We did not engage in a distribution of this offering in the United States. The purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. The investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to the purchaser.

ITEM  27.  EXHIBITS.

EXHIBIT  NUMBER          DESCRIPTION
---------------          ---------------------
  3.1                    Articles  of  Incorporation  (1)
  3.2                    By-Laws,  as  amended  (1)
  4.1                    Share  Certificate  (1)
  5.1                    Opinion  of  Cane  &  Company,  LLC,  with
                         consent  to  use  (1)
 23.1                    Consent of Morgan & Company, Chartered Accountants
 23.2                    Consent  of  Sookochoff  Consultants  Inc.
(1) Previously filed as an exhibit to the Company's Form SB-2 on November 13, 2001.

ITEM  28.  UNDERTAKINGS

The  undersigned  registrant  hereby  undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and
     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on February 6, 2002.

                                          NEW  PALTZ  CAPITAL  CORP.

                                          By: /s/ William Asselstine
                                          --------------------------------
                                          William Asselstine,  President


                                POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints William Asselstine, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                CAPACITY  IN  WHICH  SIGNED         DATE

/s/ William Asselstine   President, Secretary, Treasurer     February 6, 2002
----------------------   and  Director
William  Asselstine     (Principal  Executive  Officer)
                        (Principal  Financial  Officer)
                        (Principal  Accounting  Officer)